Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 24, 2010, (except Notes 1 and 15, as to which the date is November 24, 2010) in the Registration Statement (Form S-1 No. 333-169584) and the related Prospectus of Quark Pharmaceuticals, Inc. dated November 24, 2010.

November 24, 2010	/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global